Exhibit 99.1

News Release

Contacts:	Layne Christensen Company Jerry W. Fanska Sr. Vice President Finance 913-677-6858 www.laynechristensen.com
FRIDAY, MARCH 31, 2006
LAYNE CHRISTENSEN ANNOUNCES WITHDRAWAL OF DIRECTOR NOMINATIONS
MISSION WOODS, KANSAS, March 31, 2006 – Layne Christensen Company (Nasdaq: LAYN) and Steel Partners II, L.P. (“Steel Partners”) announced today that they had reached an agreement, which will result in the withdrawal by Steel Partners of its director nominations for Layne’s upcoming 2006 annual meeting. David Brown, Chairman of Layne’s Board, said “We are pleased to be able to resolve our issues on mutually acceptable terms and to avoid the cost to our shareholders of engaging in a contested election.”
Under the terms of the agreement, Steel Partners has agreed to withdraw its two nominees for directors at the upcoming annual meeting and Layne has agreed to reduce the size of the Board from nine to eight members effective at the upcoming annual meeting. In addition, Layne has agreed not to expand the size of the Board of Directors above eight through and until the 2007 annual meeting without the unanimous consent of the directors. In the event that Mr. Lichtenstein desires to resign from the Board prior to the expiration of his term, the Board of Directors has agreed to nominate John Quicke of Steel Partners to fill his position.
The Company also announced today that it will be reorganizing its water and infrastructure businesses—consisting of Layne’s Water Resources Division, Layne’s Geoconstruction Division and Reynolds, Inc.—into a single combined business segment that will be known as the Water and Wastewater Infrastructure Group. Jeff Reynolds, who was the chief executive officer of Reynolds prior to its acquisition by Layne in September 2005, has been appointed to the Water and Wastewater Infrastructure Group and will report directly to Andrew B. Schmitt, Layne’s Chief Executive Officer. Mr. Schmitt stated, “A key facet of Layne’s acquisition of Reynolds is our ability to tap the rapid growth in water, wastewater, and infrastructure, by capitalizing on the synergies between Reynolds and the water/infrastructure activities in Layne. My confidence level is high that this new organizational approach will best accomplish these goals.”
Additionally, Layne has retained the investment banking firm of Morgan Joseph & Co. Inc. to assist the Board of Directors in evaluating and refining Layne Christensen as a whole. Mr. Brown stated, “The Board believes that it is important to obtain input from independent advisers as to the strategy that will best maximize long-term shareholder value.”
Important Additional Information Will Be Filed with the SEC
Layne plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with Layne’s 2006 annual meeting of stockholders. The Proxy Statement will contain important information about Layne and the matters to be voted on at the annual meeting. Investors and security holders are urged to read the Proxy Statement carefully when it becomes available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Layne through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Layne by contacting Mr. Steve Crooke, Layne’s Sr. Vice President and General Counsel at 913-677-6864.
Layne and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the annual meeting and the matters to be voted on at such meeting. Information regarding Layne’s directors and executive officers may be obtained by reading Layne’s Annual Report on Form 10-K for the year ended January 31, 2005 and its definitive proxy statement dated May 13, 2005 in connection with Layne’s annual meeting of stockholders held on June 9, 2005. Additional information regarding the participants in the solicitation may be obtained by reading the Proxy Statement in connection with Layne’s 2006 annual meeting of stockholders when it becomes available.
Layne Christensen Company provides sophisticated services and related products for the water, mineral, construction and energy markets.

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